UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2011

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11657 (Commission File Number)	36-4062333 (IRS Employer Identification No.)

14901 South Orange Blossom Trail, Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of Tupperware Brands Corporation (the “Company”, “Registrant”) was held on May 11, 2011 (the “Annual Meeting”). The matters described below were voted upon:

Annual Meeting final votes:

		For	Against or Withheld	Abstain	Broker non-votes
(1)	To elect the following Directors to one year terms expiring in 2012:
	Catherine A. Bertini	49,753,594	269,947	19,841	5,769,620
	Rita Bornstein, Ph.D.	49,073,442	949,594	20,346	5,769,620
	Kriss Cloninger, III	49,484,161	539,778	19,443	5,769,620
	E. V. Goings	48,810,712	1,210,813	21,857	5,769,620
	Clifford J. Grum	49,090,821	929,479	23,082	5,769,620
	Joe R. Lee	48,674,688	1,346,153	22,541	5,769,620
	Bob Marbut	49,073,072	948,473	21,837	5,769,620
	Angel R. Martinez	49,533,628	486,457	23,297	5,769,620
	Antonio Monteiro de Castro	48,877,671	1,143,749	21,962	5,769,620
	Robert J. Murray	45,327,970	4,692,388	23,024	5,769,620
	David R. Parker	48,681,374	1,335,817	26,191	5,769,620
	Joyce M. Roché	49,134,146	888,337	20,899	5,769,620
	J. Patrick Spainhour	49,321,727	695,034	26,621	5,769,620
	M. Anne Szostak	48,740,730	1,281,166	21,486	5,769,620
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011:	54,828,204	950,640	34,158	—
(3)	To approve the advisory vote on the Company's executive compensation program:	47,463,659	2,348,130	231,593	5,769,620
(4)	Advisory vote regarding frequency of voting on the Company's Executive Compensation Program:
	1 Year	2 Years	3 Years	Abstain	Broker non-votes
	38,411,282	349,073	11,077,354	205,553	5,769,740
In light of these results, the Board of Directors has determined to hold executive compensation advisory votes on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: May 13, 2011	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary